Exhibit 10.6

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2017-3,

Issuer

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

Asset Representations Reviewer

Dated as of July 5, 2017

SCHEDULES

Schedule A     Representations and Warranties and Procedures to be Performed

i

ASSET REPRESENTATIONS REVIEW AGREEMENT dated as of July 5, 2017 (this “Agreement”), among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2017-3, a Delaware statutory trust (the “Issuer”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (“AmeriCredit”), in its capacity as Servicer (in such capacity, the “Servicer”) and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as Asset Representations Reviewer (the “Asset Representations Reviewer”).

WHEREAS, in the regular course of its business, AmeriCredit purchases retail installment sale contracts secured by new and used automobiles, light-duty trucks, vans and minivans and utility vehicles from motor vehicle dealers.

WHEREAS, in connection with a securitization transaction sponsored by AmeriCredit, AmeriCredit sold a pool of Receivables to AFS SenSub Corp. (the “Seller”) which, in turn, sold those Receivables to the Issuer.

WHEREAS, the Issuer has granted a security interest in the Receivables to the Trust Collateral Agent, for the benefit of the Issuer Secured Parties, pursuant to the Indenture.

WHEREAS, the Issuer has determined to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by AmeriCredit and the Seller about the Receivables in the pool.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows.

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms that are used but are not otherwise defined in this Agreement have the meanings assigned to them in the Sale and Servicing Agreement, dated as of July 5, 2017, by and among the Issuer, the Seller, the Servicer and Citibank, N.A., a national banking association, as Trust Collateral Agent.

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“Asset Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Asset Review Receivable in accordance with Section 3.4.

“Asset Review Demand Date” means, for an Asset Review, the date when the Trust Collateral Agent determines that each of (a) the Delinquency Trigger has occurred and (b) the required percentage of Noteholders has voted to direct an Asset Review under Section 7.2(f) of the Indenture.

“Asset Review Fee” has the meaning assigned to such term in Section 4.3(b).

“Asset Review Materials” means, with respect to an Asset Review and an Asset Review Receivable, the documents and other materials for each Test listed under “Documents” in Schedule A.

“Asset Review Notice” means the notice from the Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review.

“Asset Review Receivable” means, with respect to any Asset Review, each Receivable that is not a Liquidated Receivable and which the related Obligor failed to make at least 90% of the related Scheduled Receivables Payment by the date on which it was due and, as of the last day of the Collection Period prior to the date the related Asset Review Notice was delivered, remained unpaid for 60 days or more from the original payment due date..

“Asset Review Report” means, with respect to any Asset Review, the report of the Asset Representations Reviewer prepared in accordance with Section 3.5.

“Basic Documents” has the meaning assigned to such term in Section 1.1 of the Sale & Servicing Agreement.

“Clayton” means, Clayton Fixed Income Services LLC.

“Confidential Information” has the meaning assigned to such term in Section 4.8(a).

“Eligible Asset Representations Reviewer” means a Person that (a) is not an Affiliate of AmeriCredit, the Seller, the Servicer, the Trustee, the Trust Collateral Agent, the Owner Trustee or any of their Affiliates and (b) was not, and is not an Affiliate of a Person that was, engaged by AmeriCredit or any Underwriter to perform any due diligence on the Receivables prior to the Closing Date.

“Test” has the meaning assigned to such term in Section 3.4(a).

“Test Complete” has the meaning assigned to such term in Section 3.4(c).

“Test Fail” has the meaning assigned to such term in Section 3.4(a).

“Test Pass” has the meaning assigned to such term in Section 3.4(a).

“Trustee” has the meaning assigned to such term in Section 1.1 of the Sale & Servicing Agreement.

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuer hereby engages Clayton to act as the Asset Representations Reviewer for the Issuer. Clayton accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Asset Review Receivables for compliance with the representations and warranties under the Basic Documents, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Basic Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Asset Review Notices. Upon receipt of an Asset Review Notice from the Trustee in the manner set forth in Section 7.2(f) of the Indenture, the Asset Representations Reviewer will start an Asset Review. The Asset Representation Reviewer will have no obligation to start an Asset Review unless and until an Asset Review Notice is received.

Section 3.2. Identification of Asset Review Receivables. Within ten (10) Business Days of receipt of an Asset Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Trustee a list of the related Asset Review Receivables.

Section 3.3. Asset Review Materials.

(a) Access to Asset Review Materials. The Servicer will give the Asset Representations Reviewer access to the Asset Review Materials for all of the Asset Review Receivables within sixty (60) days of receipt of the Asset Review Notice in one or more of the following ways: (i) by providing access to the Servicer’s receivables systems, either remotely or at one of the properties of the Servicer; (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access; (iii) by providing originals or photocopies at one of the properties of the Servicer where the Asset Receivable Files are located; or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Non-Public Personal Information (as defined in Section 4.8) from the Asset Review Materials so long as such redaction or removal does not change the meaning or usefulness of the Asset Review Materials for purposes of the Asset Review.

(b) Missing or Insufficient Asset Review Materials. If any of the Asset Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) days before completing the Asset Review, and the Servicer will have fifteen (15) days to give the Asset Representations Reviewer access to such missing Asset Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Asset Review Materials have not been provided by the Servicer within fifteen (15) days, the parties agree that the Asset Review Receivable will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Asset Review Report will indicate the reason for the Test Fail.

Section 3.4. Performance of Asset Reviews.

(a) Test Procedures. For an Asset Review, the Asset Representations Reviewer will perform for each Asset Review Receivable the procedures listed under “Procedures to be Performed” in Schedule A for each representation and warranty (each, a “Test”), using the Asset Review Materials listed for each such Test in Schedule A. For each Test and Asset Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b) Asset Review Period. The Asset Representations Reviewer will complete the Asset Review of all of the Asset Review Receivables within sixty (60) days of receiving access to the Asset Review Materials under Section 3.3(a). However, if additional Asset Review Materials are provided to the Asset Representations Reviewer in accordance with Section 3.3(b), the Asset Review period will be extended for an additional thirty (30) days.

(c) Completion of Asset Review for Certain Asset Review Receivables. Following the delivery of the list of the Asset Review Receivables and before the delivery of the Asset Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if an Asset Review Receivable is paid in full by the related Obligor or purchased from the Issuer by AmeriCredit, the Seller or the Servicer according to the Basic Documents. On receipt of any such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Asset Review Receivables and the Asset Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Asset Review Report will indicate a Test Complete for the related Asset Review Receivables and the related reason.

(d) Previously Reviewed Receivable. If any Asset Review Receivable was included in a prior Asset Review, the Asset Representations Reviewer will not perform any Tests on it, but will include the results of the previous Tests in the Asset Review Report for the current Asset Review.

(e) Termination of Asset Review. If an Asset Review is in process and the Notes will be paid in full on the next Distribution Date, the Servicer will notify the Asset Representations Reviewer and the Trustee no less than ten (10) days before that Distribution Date. On receipt of the notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will have no obligation to deliver an Asset Review Report.

Section 3.5. Asset Review Reports. Within five (5) days of the end of the Asset Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Servicer and the Trustee an Asset Review Report indicating for each Asset Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Asset Review Receivable was a Test Complete and the related reason. The Asset Review Report will contain a summary of the Asset Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Asset Review Report is received. The Asset Representations Reviewer will ensure that the Asset Review Report does not contain any Non-Public Personal Information.

Section 3.6. Asset Review Representatives.

(a) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Asset Review Materials on the Servicer’s receivables systems, obtaining missing or insufficient Asset Review Materials and/or providing clarification of any Asset Review Materials or Tests.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of an Asset Review.

(c) Questions About Asset Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Asset Review Report from the Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Asset Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to the Trustee.

Section 3.7. Dispute Resolution. If an Asset Review Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 3.13 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 3.13 of the Sale and Servicing Agreement; provided, however, if such amounts are paid by the Trustee or the Trust Collateral Agent and are not reimbursed by directing Noteholders, the Trustee or Trust Collateral Agent, as applicable, shall be reimbursed by the Issuer pursuant to Section 5.7(a)(ii) of the Sale and Servicing Agreement without counting toward the calculation of any cap on fees, expenses or indemnities thereunder. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.3(d).

Section 3.8. Limitations on Asset Review Obligations.

(a) Asset Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Review under the Indenture, and is entitled to rely on the information in any Asset Review Notice delivered by the Trustee;

(ii) to determine which Receivables are subject to an Asset Review, and is entitled to rely on the lists of Asset Review Receivables provided by the Servicer;

(iii) to obtain or confirm the validity of the Asset Review Materials and no liability for any errors contained in the Asset Review Materials and will be entitled to rely on the accuracy and completeness of the Asset Review Materials;

(iv) to obtain missing or insufficient Asset Review Materials from any party or any other source;

(v) to take any action or cause any other party to take any action under any of the Basic Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Asset Review Receivables;

(vi) to determine the reason for the delinquency of any Asset Review Receivable, the creditworthiness of any Obligor, the overall quality of any Asset Review Receivable or the compliance by the Servicer with its covenants with respect to the servicing of such Asset Review Receivable; or

(vii) to establish cause, materiality or recourse for any failed Test as described in Section 3.4.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Procedures to be Performed” in Schedule A, and will have no obligation to perform additional procedures on any Asset Review Receivable or to provide any information other than an Asset Review Report indicating for each Asset Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Asset Review Receivable was a Test Complete and the related reason. However, the Asset Representations Reviewer may provide additional information about any Asset Review Receivable that it determines in good faith to be material to the Asset Review.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties.

(a) Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the date of this Agreement:

(i) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware. The Asset Representations Reviewer is qualified as a limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(ii) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(iii) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the assets of the Asset Representations Reviewer under the terms of any indenture, agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation that applies to the Asset Representations Reviewer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer, in each case, which conflict, breach, default, Lien or violation would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(iv) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(v) Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

(b) Notice of Breach. On discovery by the Asset Representations Reviewer, the Issuer, the Owner Trustee, the Trustee or the Servicer of a material breach of any of the representations and warranties in Section 4.1(a), the party discovering such breach will give prompt notice to the other parties.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer and the Servicer promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

(b) Review Systems. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Asset Review Receivable and the related Asset Review Materials to be individually tracked and stored as contemplated by this Agreement.

(c) Personnel. It will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement. The Asset Representations Reviewer, at its discretion, may utilize the services of third parties, affiliates, and agents (“Agents”) to provide any Asset Review under this Agreement; provided, however, that the Asset Representations Reviewer has entered into confidentiality agreements with such Agents (or such Agents are otherwise bound by confidentiality obligations) the provisions of which are no less protective than those set forth in this Agreement. Any such Agent must be approved by Servicer prior to engaging in any Asset Review under this Agreement. The Asset Representations Reviewer shall be responsible to Servicer for the Asset Reviews provided by its Agents to the same extent as if provided by the Asset Representations Reviewer under this Agreement. Servicer agrees to look solely to the Asset Representations Reviewer and not to any Agent for satisfaction of any claims the Servicer may have arising out of this Agreement or due to the performance or non-performance of Services.

(d) Changes to Personnel. It will promptly notify Servicer in the event that it undergoes significant management or staffing changes which would negatively impact its ability to fulfill its obligations under this Agreement.

(e) Maintenance of Asset Review Materials. It will maintain copies of any Asset Review Materials, Asset Review Reports and other documents relating to an Asset Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

Section 4.3. Fees and Expenses.

(a) Annual Fee. The Issuer will, or will cause the Servicer to, pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee in the amount of $5,000. The annual fee will be paid on the Closing Date and on each anniversary of the Closing Date until this Agreement is terminated, payable pursuant to the priority of payments in Section 5.7 of the Sale and Servicing Agreement.

(b) Asset Review Fee. Following the completion of an Asset Review and the delivery to the Trustee of the Asset Review Report, or the termination of an Asset Review according to Section 3.4(e), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of up to $250 for each Asset Review Receivable for which the Asset Review was started (the “Asset Review Fee”). However, no Asset Review Fee will be charged for any Asset Review Receivable which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.4(e). If the detailed invoice is submitted on or before the first day of a month, the Asset Review Fee will be paid by the Issuer pursuant to the priority of payments in Section 5.7 of the Sale and Servicing Agreement starting on or before the Distribution Date in that month. However, if an Asset Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Asset Review

Fee for the terminated Asset Review no later than five (5) Business Days before the final Distribution Date in order to be reimbursed no later than the final Distribution Date. To the extent that such amounts were not previously paid by the Servicer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Servicer of incurred but otherwise unpaid Asset Review Fees.

(c) Reimbursement of Travel Expenses. If the Servicer provides access to the Asset Review Materials at one of its properties, the Issuer will, or will cause the Servicer to, reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Review upon receipt of a detailed invoice, payable pursuant to the priority of payments in Section 5.7 of the Sale and Servicing Agreement. To the extent that such amounts were not previously paid by the Servicer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Servicer of incurred but otherwise unpaid travel expenses.

(d) Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable out-of-pocket expenses it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice, payable pursuant to the priority of payments in Section 5.7 of the Sale and Servicing Agreement. To the extent that such amounts were not previously paid by the Servicer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Servicer of incurred but otherwise unpaid expenses.

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event shall either party be liable to the other party for any incidental, special, indirect, punitive, exemplary or consequential damages.

Section 4.5. Indemnification

(a) Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Seller, the Servicer, the Owner Trustee, the Trust Collateral Agent and the Trustee (both in its individual capacity and in its capacity as Trustee on behalf of the Noteholders) and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities resulting from (i) the willful misconduct, fraud, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties or other obligations under this Agreement (iii) its breach of confidentiality obligations or (iv) any third party intellectual property claim. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

(b) Indemnification of Asset Representations Reviewer. The Issuer will, or will cause the Servicer to, indemnify the Asset Representations Reviewer and its officers, directors, employees and agents, for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Issuer acknowledges and agrees that its obligation to indemnify the Asset Representations Reviewer in accordance with this Agreement shall survive termination of this Agreement. To the extent that such indemnities owed to the Asset Representations Reviewer were not previously paid by the Servicer or any other party, upon receipt of a detailed invoice, the Asset Representations Reviewer shall be entitled to payment by the Servicer of such incurred but otherwise unpaid indemnities.

Section 4.6. Right to Audit. During the term of this Agreement and not more than once per year (unless circumstances warrant additional audits as described below), Servicer may audit the Asset Representations Reviewer’s policies, procedures and records that relate to the performance of the Asset Representation Reviewer under this Agreement to ensure compliance with this Agreement upon at least 10 business days’ notice. Notwithstanding the foregoing, the parties agree that Servicer may conduct an audit at any time, in the event of (i) audits required by Servicer’s governmental or regulatory authorities, (ii) investigations of claims of misappropriation, fraud, or business irregularities of a potentially criminal nature, or (iii) Servicer reasonably believes that an audit is necessary to address a material operational problem or issue that poses a threat to Servicer’s business.

Section 4.7. Delegation of Obligations. Subject to the terms of Section 4.2(c) of this Agreement, the Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

Section 4.8. Confidential Information.

(a) Definitions.

(i) In performing its obligations pursuant to this Agreement, the parties may have access to and receive disclosure of certain Confidential Information about or belonging to the other, including but not limited to marketing philosophy, strategies (including tax mitigation strategies), techniques, and objectives; advertising and promotional copy; competitive advantages and disadvantages; financial results; technological developments; loan evaluation programs; customer lists; account information, profiles, demographics and Non-Public Personal Information (defined below); credit scoring criteria, formulas and programs; research and development efforts; any investor, financial, commercial, technical or scientific information (including, but not limited to, patents, copyrights, trademarks, service marks, trade names and dress, and applications relating to same, trade secrets, software, code, inventions, know-how and similar information) and any and all other business information (hereinafter “Confidential Information”).

(ii) “Non-Public Personal Information” shall include all Personally Identifiable Financial Information in any list, description or other grouping of consumers/customers, and publicly available information pertaining to them, that is derived using any Personally Identifiable Financial Information that is not publicly available, and shall further include all Non-Public Personal Information as defined by Federal regulations implementing the Gramm-Leach-Bliley Act, as amended from time to time, and any state statues or regulations governing this agreement.

(iii) “Personally Identifiable Financial Information” means any information a consumer provides to a party in order to obtain a financial product or service, any information a party otherwise obtains about a consumer in connection with providing a financial product or service to that consumer, and any information about a consumer resulting from any transaction involving a financial product or service between a party and a consumer. Personally Identifiable Financial Information may include, without limitation, a consumer’s first and last name, physical address, zip code, e-mail address, phone number, Social Security number, birth date, account number and any information that identifies, or when tied to the above information may identify, a consumer.

(b) Use of Confidential Information. The parties agree that during the term of this Agreement and thereafter, Confidential Information is to be used solely in connection with satisfying their obligations pursuant to this Agreement, and that a party shall neither disclose Confidential Information to any third party, nor use Confidential Information for its own benefit, except as may be necessary to perform its obligations pursuant to this Agreement or as expressly authorized in writing by the other party, as the case may be.

Neither party shall disclose any Confidential Information to any other persons or entities, except on a “need to know” basis and then only: (i) to their own employees and Agents (as defined below); (ii) to their own accountants and legal representatives, provided that any such representatives shall be subject to subsection (iv) below; (iii) to their own affiliates, provided that such affiliates shall be restricted in use and redisclosure of the Confidential Information to the same extent as the parties hereto. “Agents”, for purposes of this Section, mean each of the parties’ advisors, directors, officers, employees, contractors, consultants affiliated entities (i.e., an entity controlling, controlled by, or under common control with a party), or other agents. If and to the extent any Agent of the recipient receive Confidential Information, such recipient party shall be responsible for such Agent’s full compliance with the terms and conditions of this Agreement and shall be liable for any such Agent’s non-compliance.

(c) Compelled Disclosure. If a subpoena or other legal process seeking Confidential Information is served upon either party, such party will, to the extent not prohibited by law, rule or order, notify the other immediately and, to the maximum extent practicable prior to disclosure of any Confidential Information, will, at the other’s request and reasonable expense, cooperate in any lawful effort to contest the legal validity of such subpoena or other legal process. The restrictions set forth herein shall apply during the term and after the termination of this Agreement. All Confidential Information furnished to the Asset Representations Reviewer or Servicer, as the case may be, or to which the Asset Representations Reviewer or Servicer gains access in connection with this Agreement, is the respective exclusive property of the disclosing party.

(d) Use by Agents, Employees, Subcontractors. The parties shall take reasonable measures to prevent its Agents, employees and subcontractors from using or disclosing any Confidential Information, except as may be necessary for each party to perform its obligations pursuant to this Agreement. Such measures shall include, but not be limited to, (i) education of such Agents, employees and subcontractors as to the confidential nature of the Confidential Information; and (ii) securing a written acknowledgment and agreement from such Agents, employees and subcontractors that the Confidential Information shall be handled only in accordance with provisions no less restrictive than those contained in this Agreement. This provision shall survive termination of this Agreement.

(e) Remedies. The parties agree and acknowledge that in order to prevent the unauthorized use or disclosure of Confidential Information, it may be necessary for a party to seek injunctive or other equitable relief, and that money damages may not constitute adequate relief, standing alone, in the event of actual or threatened disclosure of Confidential Information. In addition, the harmed party shall be entitled to all other remedies available at law or equity including injunctive relief.

(f) Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i) is or becomes part of the public domain other than by disclosure by a Party or its Agents in violation of this Agreement;

(ii) was disclosed to a Party prior to the Effective Date without a duty of confidentiality;

(iii) is independently developed by a Party outside of this Agreement and without reference to or reliance on any Confidential Information of the other Party; or

(iv) was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

The foregoing exceptions shall not apply to any Non-Public Personal Information or Personally Identifiable Financial Information, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(g) Return of Confidential Information. Subject to Section 4.2(e) of this Agreement, upon the request of a party, the other party shall return all Confidential Information to the other; provided, however, (i) each party shall be permitted to retain copies of the other party’s Confidential Information solely for archival, audit, disaster recovery, legal and/or regulatory purposes, and (ii) neither party will be required to search archived electronic back-up files of its computer systems for the other party’s Confidential Information in order to purge the other party’s Confidential Information from its archived files; provided further, that any Confidential Information so retained will (x) remain subject to the obligations and restrictions contained in this Agreement, (y) will be maintained in accordance with the retaining party’s document retention policies and procedures, and (z) the retaining party will not use the retained Confidential Information for any other purpose.

Section 4.9. Security and Safeguarding Information

(a) Confidential Information that contains Non-Public Personal Information about customers is subject to the protections created by the Gramm-Leach-Bliley Act of 1999 (the “Act”) and under the standards for safeguarding Confidential Information, 16 CFR Part 314 (2002) adopted by Federal Trade Commission (“FTC”) (the “Safeguards Rule”). Additionally, state specific laws may regulate how certain confidential or personal information is safeguarded. The parties agree with respect to the Non-Public Personal Information to take all appropriate measures in accordance with the Act, and any state specific laws, as are necessary to protect the security of the Non-Public Personal Information and to specifically assure there is no disclosure of the Non-Public Personal Information other than as authorized under the Act, and any state specific laws, and this Agreement.

With respect to Confidential Information, including Non-Public Personal Information and Personally Identifiable Financial Information as applicable, each of the parties agrees that:

(i) It will use commercially reasonable efforts to safeguard and protect the confidentiality of any Confidential Information and agrees, warrants, and represents that it has or will implement and maintain appropriate safeguards designed to safeguard and protect the confidentiality of any Confidential Information.

(ii) It will not disclose or use Confidential Information provided except for the purposes as set in the Agreement, including as permitted under the Act and its implementing regulations, or other applicable law.

(iii) It acknowledges that the providing party is required by the Safeguards Rule to take reasonable steps to assure itself that its service providers maintain sufficient procedures to detect and respond to security breaches, and maintain reasonable procedures to discover and respond to widely-known security failures by its service providers. It agrees to furnish to the providing party that appropriate documentation to provide such assurance.

(iv) It understands that the FTC may, from time to time, issue amendments to and interpretations of its regulations implementing the provisions of the Act, and that pursuant to its regulations, either or both of the parties hereto may be required to modify their policies and procedures regarding the collection, use, protection, and/or dissemination of Non-Public Personal Information. Additionally, states may issue amendments to and interpretations of existing regulations, or may issue new regulations, which both of the parties hereto may be required to modify their policies and procedures. To the extent such regulations are so amended or interpreted, each party hereto agrees to use reasonable efforts to adjust the Agreement in order to comply with any such new requirements.

(v) By the signing of this Agreement, each party certifies that it has a written, comprehensive information security program that is in compliance with federal and state laws that are applicable to its respective organization and the types of Confidential Information it receives.

(b) The Asset Representations Reviewer represents and warrants that it has, and will continue to have, adequate administrative, technical, and physical safeguards designed to (i) protect the security, confidentiality and integrity of Non-Public Personal Information, (ii) ensure against anticipated threats or hazards to the security or integrity of Non-Public Personal Information, (iii) protect against unauthorized access to or use of Non-Public Personal Information and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Asset Representations Reviewer will promptly notify Servicer in the event it becomes aware of any unauthorized or suspected acquisition of data or Confidential Information that compromises the security, confidentiality or integrity of Servicer’s Confidential Information, whether internal or external. The disclosure will include the date and time of the breach along with specific information compromised along with the monitoring logs, to the extent then known. The Asset Representations Reviewer will use commercially reasonable efforts to take remedial action to resolve such breach.

(d) The Asset Representations Reviewer will cooperate with and provide information to the Issuer and the Servicer regarding the Asset Representations Reviewer’s compliance with this Section 4.9.

ARTICLE V.

RESIGNATION AND REMOVAL

Section 5.1. Resignation and Removal of Asset Representations Reviewer.

(a) Resignation of Asset Representations Reviewer. The Asset Representations Reviewer may not resign as Asset Representations Reviewer, except:

(i) upon determination that (A) the performance of its obligations under this Agreement is no longer permitted under applicable law and (B) there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law; or

(ii) with the consent of the Issuer.

The Asset Representations Reviewer will give the Issuer and the Servicer sixty (60) days’ prior notice of its resignation. Any determination permitting the resignation of the Asset Representations Reviewer under subsection (i) above must be evidenced by an Opinion of Counsel delivered to the Issuer, the Servicer, the Owner Trustee, the Trust Collateral Agent and the Trustee. No resignation of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place.

(b) Removal of Asset Representations Reviewer. The Issuer may remove the Asset Representations Reviewer and terminate all of its rights and obligations (other than as provided in Section 4.6) under this Agreement (i) if the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, (ii) on a breach of any of the representations, warranties, covenants or obligations of the Asset Representations Reviewer contained in this Agreement and (iii) on the occurrence of an Insolvency Event with respect to the Asset Representations Reviewer, by notifying the Asset Representations Reviewer, the Trustee and the Servicer of the removal.

(c) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will become effective until a successor Asset Representations Reviewer is in place. The predecessor Asset Representations Reviewer will continue to perform its obligations under this agreement until a successor asset Representations Reviewer is in place.

Section 5.2. Engagement of Successor.

(a) Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer under Section 5.1, the Issuer will engage as the successor Asset Representations Reviewer a Person that is an Eligible Asset Representations Reviewer. The successor Asset Representations Reviewer will accept its engagement or appointment by executing and delivering to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement or entering into a new Asset Representations Review Agreement with the Issuer that is on substantially the same terms as this Agreement.

(b) Transition and Expenses. The predecessor Asset Representations Reviewer will cooperate with the successor Asset Representations Reviewer engaged by the Issuer in effecting the transition of the Asset Representations Reviewer’s obligations and rights under this Agreement. The predecessor Asset Representations Reviewer will pay the reasonable expenses of the successor Asset Representations Reviewer in transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the successor Asset Representations Reviewer.

Section 5.3. Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party, (c) which acquires substantially all of the assets of the Asset Representations Reviewer, or (d) succeeding to the business of the Asset Representations Reviewer, which Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law). No such transaction will be deemed to release the Asset Representations Reviewer from its obligations under this Agreement.

ARTICLE VI

OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuer, and, with respect to the Owner Trustee, the Owner

Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee and will not be considered an agent of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Trust Collateral Agent, the Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2. No Petition. Each of the Servicer and the Asset Representations Reviewer, by entering into this Agreement, and the Owner Trustee and the Trustee, by accepting the benefits of this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Seller or by a trust for which the Seller was a Seller or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.6, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the termination of the Issuer.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) The parties may amend this Agreement:

(i) without the consent of the Noteholders, to clarify an ambiguity or to correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer;

(ii) without the consent of the Noteholders, if the Servicer delivers an Officer’s Certificate to the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee stating that the amendment will not have a material adverse effect on the Notes; or

(iii) with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes materially and adversely affected by the amendment (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b) Notice of Amendments. The Servicer will give prior notice of any amendment to the Rating Agencies. Promptly after the execution of an amendment, the Servicer will deliver a copy of the amendment to the Rating Agencies.

Section 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.3, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b) Benefit of the Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. The Owner Trustee, the Trust Collateral Agent and the Trustee (both in its individual capacity and in its capacity as Trustee for the benefit of the Noteholders), will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 7.3. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be considered given:

(i) on delivery or, for a letter mailed by registered first class mail, postage prepaid, three (3) days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed as stated in Section 12.3(a) of the Sale and Servicing Agreement or at another address as a party may designate by notice to the other parties.

Section 7.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 7.5. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and, as applicable, its property, in any legal action relating to this Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Basic Documents or the transactions contemplated hereby.

Section 7.6. No Waiver; Remedies. No party’s failure or delay in exercising any power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of any power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.9. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart shall be an original regardless of whether delivered in physical or electronic form, and all counterparts will together be one document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2017-3

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust.

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC.,
as Servicer

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties and Procedures to be Performed

Representation

1.        Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit or (ii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment, (B) was originated by AmeriCredit or such Dealer for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s or the Dealer’s business, in each case (i) was originated in accordance with AmeriCredit’s credit policies and (ii) was fully and properly executed by the parties thereto, and (iii) AmeriCredit and, to the best of the Seller’s and the Servicer’s knowledge, each Dealer had all necessary licenses and permits to originate Receivables in the state where AmeriCredit or each such Dealer was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (D) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

Documents

Receivable File

AmeriCredit’s Policies

Data Tape

Dealer Agreement

Procedures to be Performed

A.	Origination Entity of Each Receivable

i.	Confirm that the Contract is a retail installment sale contract or promissory note relating to the sale of a motor vehicle.

ii.	Review the Contract and verify it was originated by AmeriCredit or

iii.	Verify that the Receivable was originated by a Dealer and purchased by AmeriCredit

iv.	If the Contract was originated by a Dealer, verify the Receivable File contains a valid Dealer Agreement between the Dealer and AmeriCredit

B.	Receivable originated for Retail Sale of a Financed Vehicle

i.	Review the Contract and verify AmeriCredit’s credit policies were followed.

ii.	Observe the Contract and confirm it was executed by the Buyer, Co-Buyer (if applicable) and the Dealer

iii.	If the Contract was originated by AmeriCredit, review the Receivable File and confirm AmeriCredit had all necessary licenses and permits as required by the state in which it was originated

Schedule A -1

iv.	If the Contract was originated by a Dealer, confirm the Dealer Agreement contains language confirming the dealer was required to have all necessary licenses and permits and there was no evidence of the contrary

C.	Contract contains customary and enforceable provisions

i.	Review the Contract and verify it contains clauses to render the rights and remedies of the holder adequate for realization against the collateral.

D.	Original Receivable Contract intact

i.	Review the Receivable File and Servicer’s system for any indication of amendments to the Receivable.

ii.	If an amendment is reported, confirm the terms in the contract match the data tape

E.	If steps A through D are confirmed, then Test Pass

Schedule A -2

Representation

2.        Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, the Gramm-Leach-Bliley Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects.

Documents

Receivable File

Sale Contract

Procedures to be Performed

A.	Confirm the following sections are present on the contract and filled out:

i.	Name and address of Creditor

ii.	APR

iii.	Finance Charge

iv.	Amount Financed

v.	Total of Payments

vi.	Total Sale Price

B.	Confirm a Payment Schedule is present and complete

C.	Confirm there is an itemization of the Amount Financed

D.	Confirm the following disclosure are included in the contract

i.	Prepayment disclosure

ii.	Late Payment Policy including the late charge amount or calculation

iii.	Security Interest disclosure

iv.	Contract Reference

v.	Insurance Requirements

E.	If steps A through D are confirmed, then Test Pass

Schedule A -3

Representation

3.        Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and, to the best of the Seller’s and the Servicer’s knowledge, all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

Documents

Retail Sale Contract

Procedures to be Performed

A)	Observe the Contract and confirm it was signed by the Obligor

B)	If confirmed, then Test Pass

Schedule A -4

Representation

4.        Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

Documents

Data Tape

Procedures to be Performed

A.	Confirm the Account Number in the Data Tape matches the Account Number listed in the Schedule of Receivables

B.	If confirmed, then Test Pass.

Schedule A -5

Representation

5.        Marking Records. Each of AmeriCredit and the Seller agree that the Receivables have been sold to the Trust pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, AmeriCredit has indicated in its computer files that the Receivables are owned by the Trust.

Documents

Transaction Documents

System Reports

Procedures to be Performed

A)	Verified through the transaction documents and Schedule of Receivable

B)	Verify AmeriCredit indicates within its computer files that the Receivable is owned by the Trust.

C)	If questions (A) and (B) are confirmed, then Test Pass.

Schedule A -6

Representation

6.        Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC.

Documents

Receivable File

Imaging System Access

Procedures to be Performed

A.	Receivables constitute “tangible chattel paper” or “electronic chattel paper”

i.	Confirm there is a signature under the appropriate buyer, co-buyer and seller signature lines on the contract

ii.	Confirm the contract reports an amount financed greater than zero

iii.	Confirm there is documentation of a lien against the title of a vehicle

B.	If (i), (ii) and (iii) are confirmed, then Test Pass.

Schedule A -7

Representation

7.        One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

Documents

Receivable File

E-Vault

Procedures to be Performed

A)	There is one original executed copy of the Contract or

i)	Ensure that all parties have signed the contract.

ii)	If confirm, it will be a Test Pass.

B)	There is only one authoritative copy of the Receivable with respect to “electronic chattel paper”

i)	Review the authoritative copy of the contract for the Receivable. Verify it is unique, identifiable, and unalterable.

i)	Ensure the authoritative copy has been executed by all parties.

ii)	Ensure in the contract has been marked as an Authoritative Copy.

C)	Ensure the copy has been executed by all parties to AmeriCredit. If all criteria are met, Test Pass.

Schedule A -8

Representation

8.        Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Servicer has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

Documents

E-Vault

Procedures to be Performed

A)	Confirm if there is a single authoritative copy

i)	Identify any and all contracts other than the single authoritative copy.

ii)	Confirm all non-authoritative electronic chattel paper copies are appropriately marked

B)	If confirmed, then Test Pass.

Schedule A -9

Representation

9.        Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

Documents

E-Vault

Procedures to be Performed

A)	Review electronic chattel paper, confirm that related Receivables have been established in the following manner:

i)	All copies of revisions that add or change an identified assignee of the authoritative copy of the Contract contain the signature and/or approval of the Trust Collateral Agent

ii)	All revisions of the authoritative copy are identifiable as authorized or unauthorized

B)	If both of the above tests are confirmed, then Test Pass.

Schedule A -10

Representation

10.        Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

Documents

E-Vault

Procedures to be Performed

A)	Review the authoritative copy of the Contract.

i)	Confirm there is no indication that the Receivable has been pledged, assigned or conveyed to any other Party other than the Trust Collateral Agent

B)	If (i) is confirmed, then Test Pass.

Schedule A -11

Representation

11.        Receivable Files Complete. There exists a Receivable File pertaining to each Receivable. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. With respect to any Receivables that are tangible chattel paper, the complete Receivable File for each Receivable currently is in the possession of the Custodian.

Documents

Receivable File

Modification Agreements (if applicable)

Procedures to be Performed

A)	Confirm the Receivable File is Completed

i)	Review Receivable and confirm that there is a corresponding Receivable File.

ii)	Verify all related documents concerning the Receivable are maintained electronically by the Servicer.

iii)	If any Receivables are “tangible chattel paper,” confirm the Custodian has the complete Receivable File for each Receivable

B)	If tests (i), (ii) and (iii) are confirmed, then test passes.

Schedule A -12

Representation

12.        Receivables in Force. No Receivable has been satisfied, or, to the best of the Seller’s and the Servicer’s knowledge, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

Documents

Receivable File

Assignment

Data Tape

Procedures to be Performed

A)	Confirm the Receivable has not been satisfied, subordinated or rescinded

i)	Review Receivable file and confirm there is no indication the Receivable was subordinated or Rescinded

ii)	Confirm there is no indication the Receivable was satisfied prior to the Cutoff date

B)	Confirm there is no evidence the Financed Vehicle has been released from the lien in whole or in part

C)	Confirm there is no indication the terms of the Receivable have been waived, altered or modified since origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

D)	If questions (A), (B) and (C) are confirmed, then it will be a Test Pass.

Schedule A -13

Representation

13.        Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

Documents

Receivable File

Dealer Agreement

Procedures to be Performed

A)	Review the Receivable

i)	Confirm the receivable had no lien or claim filed for additional work, labor, or materials. Also, confirm there is no tax lien for this Receivable.

ii)	Confirm that the title documents list AFSI or DBA GM Financial as the sole lien holder and that no other lien holder is listed and has not been sold, assigned, or transferred to any other entity.

B)	If both “i” and “ii” are confirmed, then Test Pass.

Schedule A -14

Representation

14.        Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or AmeriCredit has commenced procedures that will result in such Lien Certificate which will show, AmeriCredit named (which may be accomplished by the use of a properly registered DBA name in the applicable jurisdiction) as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). To the best of the Seller’s and the Servicer’s knowledge, as of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

Documents

Receivable File

Procedures to be Performed

A)	Confirm first priority for AmeriCredit

i)	Verify that the Receivable has an existing first priority security interest in favor of AmeriCredit or properly registered DBA

ii)	Verify the lien certificate shows or that AmeriCredit has commenced procedures that will result in such Lien Certificate which will show AmeriCredit or a registered DBA as the original secured party under the Receivable

B)	Confirm first priority security interest directly after sale, transfer or assignment.

i)	Verify the Receivable has been secured by a security interest in the Financed Vehicle in favor of the Trust Collateral Agent as the secured party.

ii)	Verify the security interest exists prior to all other Liens and security interests in the Financed Vehicle which already exist or could exist later.

iii)	As of the cutoff date, verify that no other Liens or Claims exist affecting the Financed Vehicle that are or may be prior or equal to the Liens of the Receivable.

C)	If (A) and (B) are confirmed, then the test passes.

Schedule A -15

Representation

15.        Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

Documents

Receivable File

Procedures to be Performed

A)	Confirm the Receivable is NOT assumable by any Person in a manner that would release the Obligor from their financial obligation to GM Financial.

i)	Review the Contract for language indicating the Receivable is not assumable.

B)	If this is confirmed, then Test Pass.

Schedule A -16

Representation

16.        No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part and no such right has been asserted or threatened with respect to any Receivable.

Documents

Receivable File

Dealer Agreement

Procedures to be Performed

A)	Confirm the Receivable files and documents do NOT have any indication that it is subject to rescission, setoff, counterclaim, or defense that could cause the Receivable to become invalid.

i)	Confirm there is no indication of litigation or attorney involvement in the Receivable file or servicing system

B)	If confirmed, Test Pass.

Schedule A -17

Representation

17.        No Default. There has been no default, breach, or, to the knowledge of the Seller and Servicer, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and, to the best of the Seller’s and the Servicer’s knowledge, no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

Documents

Receivable File

Data Tape

Procedures to be Performed

A)	Confirm that no default status existed or was pending on the receivable as of the cut-off date.

i)	Verify the loan did not have a default, breach, violation or event permitting acceleration under the terms of the receivable.

ii)	Verify that no conditions existed that would permit acceleration of notice that was provided.

iii)	If a condition did exist as specified in part ii, verify that the receivable had a waiver preventing acceleration from one of the aforementioned reasons.

B)	If there parts (i), (ii), and (iii) are confirmed, then Test Pass

Schedule A -18

Representation

18.        Insurance. At the time of an origination of a Receivable by AmeriCredit or a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

Documents

Receivable File

Agreement to Provide Insurance

Procedures to be Performed

A)	Verify the Contract or the Agreement to Provide Insurance requires the Receivable to be covered by a comprehensive and collision insurance policy at the time of origination or that language exists allowing the seller to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

B)	If “A” is confirmed, then Test Pass.

Schedule A -19

Representation

19.        Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity, as of the Cutoff Date, of not less than 3 months and not more than 75 months.

(B) Each Receivable had an original maturity, as of the Cutoff Date, of not less than 3 months and not more than 75 months.

(C) Each Receivable had a remaining Principal Balance, as of the Cutoff Date, of at least $250 and not more than $85,000.

(D) Each Receivable had an Annual Percentage Rate, as of the Cutoff Date, of at least 1% and not more than 33%.

(E) No Receivable was more than 30 days past due as of the Cutoff Date.

(F) Each Receivable arose under a Contract that is governed by the laws of the United States or any State thereof.

(G) Each Obligor had a billing address in the United States as of the date of origination of the related Receivable.

(H) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(I) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Servicer.

(J) Each Receivable arose under a Contract with respect to which AmeriCredit has performed all obligations required to be performed by it thereunder.

(K) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(L) The Servicer’s records do not indicate that any Obligor was in bankruptcy as of the Cutoff Date.

(M) No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

Schedule A -20

Documents

Data Tape

Receivable File

Procedures to be Performed

A)	Review the Data Tape and confirm that the remaining maturity date is more than or equal to three months but less than or equal to 75 months from the Cutoff Date.

B)	Review the Data Tape and confirm that the original maturity date is more than or equal to three months but less than or equal to 75 months from the Cutoff Date.

C)	Review the Data Tape and confirm that the remaining principal balance is more than or equal to $250 but less than or equal to $85,000.

D)	Review the Data Tape and confirm that the annual percentage rate is more than or equal to one percent but less than or equal to 33 percent.

E)	Review the Data tape and confirm that the next payment due date was not more than 30 days from the Cutoff Date.

F)	Confirm the following:

i)	The Contract was completed on a US State or Territory automobile contract form

ii)	An “Applicable Law” disclosure is present confirming the contract is governed by Federal and State law

iii)	The test for Compliance with Law representation was passed

iv)	If (i), (ii) and (iii) are confirmed, then then Test Pass

G)	Review the Contract and confirm that the Obligor’s billing address is located within the United States.

H)	Review the Contract and confirm that the payment schedule details are reported in US dollars.

I)	Review the Contract and confirm that the contract is assignable without the consent or notice of the Obligor.

J)	Confirm a Truth in Lending statement appears on the Contract.

K)	Review the Data tape and to confirm that no automobile was held in repossession inventory as of the Cutoff Date

L)	Review the Data tape and to confirm that no Obligor was involved in active bankruptcy as of the Cutoff Date

M)	Review the Contract and confirm that the Obligor is not reported as the United States of America or any State, agency, department or subdivision of the government.

N)	If the test for sections A through M above are all confirmed, then Test Pass

Schedule A -21

Representation

20.        Prepayment. Each Receivable allows for prepayment and partial prepayments without penalty.

Documents

Retail Sale Contract

Procedures to be Performed

A)	Confirm there is language in the Contract that the borrower is able to pay off the Receivable before the maturity date without being penalized.

B)	If this language is present, Test Pass.

Schedule A -22